LOAN AND SUBSCRIPTION AGREEMENT

THE SECURITIES BEING SOLD HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF FLORIDA AND OTHER STATES IN WHICH INVESTORS RESIDE (THE “STATE LAWS”), AND HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER STATE. THE SECURITIES CANNOT BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION OR QUALIFICATION UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS THEN AVAILABLE. NO STATE OR FEDERAL REGULATORY AGENCY HAS REVIEWED OR OTHERWISE PASSED UPON THE ACCURACY OR ADEQUACY OF ANY DOCUMENTS BEING DELIVERED TO INVESTORS IN CONNECTION WITH THIS AGREEMENT.

This LOAN AGREEMENT, dated this 16th day of January, 2016, is entered into by and between House of BODS Fitness, Inc., (“HOB”) a Delaware corporation (the “Company”), and James Beshara, Secretary/CFO, the (“Subscriber” or “Lender”).

WITNESSETH

A.	WHEREAS, the Company desires to borrow $25,000.00 for operating capital to fund expanded operations and various ongoing costs and expenses; and

B.	WHEREAS, Subscriber/Lender desires to loan to the Company, and the Company desires to borrow from Subscriber/Lender, the sum of twenty five thousand dollars and no cents ($25,000.00) upon and subject to the terms and conditions of this Agreement, now therefore,

AGREEMENT

IN CONSIDERATION of the foregoing and the covenants and conditions set forth in this Agreement, the parties agree as follows:

1.	Term of Loan. Subscriber/Lender hereby agrees to loan to the Company, the sum set forth above for a period of twenty-four (24) months from the date of receipt of funds by the Company from Subscriber/Lender, or until the Company shall repay the loan and accrued interest, whichever shall come first. The Company shall have the right to prepay the note at any time prior to the due date without penalty and upon thirty (30) days notice to Subscriber/Lender.

2.	Interest Rate. The loan shall accrue simple interest at the rate of 12% per annum; however, no payments of the principal and interest shall be made during the first twenty-four (24) month period.

3.	Repayment Terms of Loan. The first payment of accrued principal and interest will be on the 24th month.

4.	Inducement. As an inducement for the Subscriber/Lender to provide the $25,000 loan to the Company and to convert the $25,000, or any portion mutually agreed to by the parties, to the Company’s Common Stock, the Company will advise the Subscriber/Lender of how the $25,000 is used.

5.	Terms of The Purchase. At the option of the Subscriber/Lender, until the due date of this loan, the Subscriber/Lender may, upon written notice to the Company, elect to convert any portion of the loan to shares of the Company’s Common Stock at the price of $0.10 per share.

6.	Loan Not Secured. The assets of the Company or its officers and directors shall not secure this Promissory Note.

7.	Representations of Subscriber/Lender. Subscriber/Lender hereby represents, warrants and agrees as follows:

(a)	Subscriber/Lender is an accredited investor by virtue of Rule 501 (a) of Regulation D of the Securities Act of 1933, as amended, (i) having an individual income of more than $200,000 per year in each of the most recent two years and Subscriber/Lender reasonably expects to have an income of at least $200,000 in the current year; OR (ii) Subscriber/Lender and his or her spouse had joint income of more than $300,000 in each of the two most recent years and they reasonably expect to have such joint income in excess of $300,000 for the current year; OR (iii) Subscriber/Lender has an individual net worth, or a combined net worth with his (or her) spouse of at least $1,000,000 (for purposes of this paragraph, “net worth” means the excess of total assets at fair market value, excluding the individuals primary residence and less total liabilities).

(b)	Subscriber/Lender understands that the Common Shares are not registered under the Securities Act of 1933, as amended, and that the Company is relying upon exemptions contained by Section 4(1), 4(2) and Regulation D of the Act, as not involving any public offering.

(c)	Subscriber/Lender is aware of the high degree of risk this Agreement entails, and that the loan could be at risk in the event the business fails to meet its financial projections, in which case the Company may not be able to repay the loan on time or at all, and that the entire loan amount might be lost, and further understands that the securities underlying this Agreement (“Securities”) are of a highly speculative nature.

(d)	Subscriber/Lender is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision about entering into this Agreement.

(e)	Subscriber/Lender understands that the Securities have not been registered under the Securities Act of 1933 (“Securities Act”) in reliance upon a specific exemption therefrom which exemption depends upon among other things, the bona fide nature of its investment, intends as expressed herein. In this respect Subscriber/Lender understands that in the view of the SEC, the statutory basis for such exemptions may be unavailable if its representation was predicated solely upon a present intention to hold the securities for a minimum capital gain period specified under tax statuses for a deferred sale or until an increase or decrease in the market price of the securities, or for a period of one year, or any fixed period in the future.

(f)	Subscriber/Lender is aware of the provisions of Rule 144, promulgated under the Securities Act, which in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: the availability of certain ‘public information about the Company; the resale occurring not less than six (6) months after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

(g)	Subscriber/Lender further understands that at the time Subscriber/Lender wishes to sell the Securities, there may be no public market upon which to make such a sale, and even if such a public market exists, the Company may not be able to satisfy the current public information requirements of Rule 144. and that in such event, Subscriber/Lender would be precluded from selling the Securities under Rule 144, even if the six-(6) month minimum holding period had been satisfied.

(h)	Subscriber/Lender further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A. or some other registration exemption will be required, and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

9.	Representations of the Corporation. The Company hereby represents and warrants that:

(a)	The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its present business.

(b)	The Shares underlying this agreement have been duly authorized and upon payment therefore in accordance with the terms hereof will be validly issued and outstanding, fully paid and non-assessable, and free and clear of liens, claims and encumbrances.

(c)	The authorized capital stock of the Company consists of one hundred million (100,000.000) shares of $.0001 par value Common Stock and twenty five million (25.000,000) shares $.0001 par value Preferred Stock, of which no more than 16,040.000 shares of Common Stock are currently issued and outstanding, and no Preferred Shares have been issued.

10.	Company’s Rights. The Board of Directors (“Board”) of the Company shall have sole control over any decision regarding any offering of the Company’s securities to the general public. If, at any time or from time to time, the Company shall determine to register any of its common stock with the SEC, and if the Board and Underwriter of such an offering determine that there may be selling shareholders in such offering, Subscriber may join with other selling shareholders on a pro-rata basis, as determined by the Board, in the offering of all or a portion of Subscriber’s shares. Subscriber/Lender shall have no right to demand a registration of its securities, and shall not have any right to join in a registration of the Company’s securities of either the Board or the Underwriter shall determine that there shall not be selling shareholders in the registration.

11.	Voting Rights. Subscriber/Lender shall have no voting rights in the shares reserved under this Agreement.

12.	Governing Law. This Agreement shall be governed by the laws of the State of Florida.

13.	Miscellaneous.

(a)	Entire Agreement. This Agreement contains the entire agreement between and among the parties and supersedes any prior written or oral agreements between or among the parties concerning the subject matter contained herein. There are no representations, agreements, or understandings, oral or written, between or among the parties, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

(b)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts, when taken together, shall constitute but one and the same agreement.

(c)	Notice. Any notice, demand or other communication with respect to this Agreement shall be in writing and shall be deemed delivered personally to an authorized representative of either party, or if mailed, 48 hours after deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the party at the address set forth below the signature hereto. Either party may change the address to which notice shall be given by giving notice to the other party.

If to the Company:	House of BODS Fitness, Inc. 3234 NW. 29th Ave.
Boca Raton, FL 33434
Tel: (407) 221-1294

If to the Subscriber/Lender:
James Beshara
3447 Logan Way
Youngstown. OH 44505

In witness whereof the parties hereto have caused this Agreement to be executed on the day and year indicated below.

House of BODS Fitness, Inc.		James Beshara (Sec./CFO)

By:	/s/ Tammy Skalko	By:	/s/ James Beshara
	Tammy Skalko		James Beshara
	President/CEO		Subscriber/Lender

Date:	01-16-2016	Date:	01-16-2016